                                                                    Exhibit 10.1





                              AGREEMENT FOR SALE OF
                              PARTNERSHIP INTERESTS


                                 by and between




                              DSL SERVICE COMPANY,
                            A CALIFORNIA CORPORATION

                                       and

                    DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.

                                    as Seller


                                       and


                        BURNHAM PACIFIC PROPERTIES, INC.,
                            A CALIFORNIA CORPORATION

                                    as Buyer







                            Dated: September 30, 1996

                                TABLE OF CONTENTS


                                                                            Page

1. Definitions ...........................................................     2

2. Assignment of Partnership Interests ...................................     8

3. Purchase Price ........................................................     8
   3.1 Deposit ...........................................................     8
   3.2 Cash Balance ......................................................     9

4. Due Diligence .........................................................     9
   4.1 Delivery of Due Diligence Materials ...............................     9
   4.2 Right of Entry ....................................................     9
       4.2.1  Notice .....................................................     9
       4.2.2  Expenses ...................................................     9
       4.2.3  License ....................................................    10
       4.2.4  Physical Testing ...........................................    10
       4.2.5  Scheduling of Tests ........................................    10
       4.2.6  Representative .............................................    10
       4.2.7  No Interference ............................................    10
       4.2.8  Liens ......................................................    10
       4.2.9  Restoration ................................................    11
       4.2.10 Indemnity ..................................................    11
       4.2.11 Confidential ...............................................    11
   4.3 Disapproval of Seller's Studies or Buyer
       Inspections .......................................................    11
   4.4 Contracts .........................................................    12

5. As Is Purchase ........................................................    12

6. Indemnity .............................................................    13
   6.1 Seller's Indemnity ................................................    13
   6.2 Buyer's Indemnity .................................................    13
   6.3 Indemnified Parties ...............................................    13
   6.4 Survival ..........................................................    14

7. Grant Deeds ...........................................................    14

8. Conditions Precedent to Close of Escrow ...............................    14
   8.1 Seller ............................................................    14
       8.1.1  No Suit ....................................................    14
       8.1.2  Buyer's Representations ....................................    14
       8.1.3  Buyer's Covenants ..........................................    14
       8.1.4  Resolutions ................................................    14
       8.1.5  Consents ...................................................    15
       8.1.6  Concurrent Transaction .....................................    15
       8.1.7  Riley Finder Fee ...........................................    15


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                                                                            Page

  8.2 Buyer ..............................................................    15
      8.2.1  Due Diligence Period ........................................    15
             8.2.1.1  Inspection .........................................    15
             8.2.1.2  Preliminary Report .................................    15
             8.2.1.3  Board of Directors .................................    15
      8.2.2  Close of Escrow .............................................    15
             8.2.2.1  Title Policy .......................................    15
             8.2.2.2  No Suit ............................................    16
             8.2.2.3  Seller's Representations ...........................    16
             8.2.2.4  Seller's Covenants .................................    16
             8.2.2.5  Concurrent Transaction .............................    16
             8.2.2.6  Resolutions ........................................    16
             8.2.2.7  Consents ...........................................    16
             8.2.2.8  Contracts ..........................................    17
             8.2.2.9  Tenant Estoppels ...................................    17
             8.2.2.10 REA Estoppels ......................................    17
             8.2.2.11 Condition of Real Property .........................    17
             8.2.2.12 No Material Change .................................    17

9. Closing ...............................................................    18
   9.1 Time ..............................................................    18
   9.2 Documents .........................................................    18
       9.2.1  Seller .....................................................    18
              9.2.1.1  Assignments of Partnership Interest ...............    18
              9.2.1.2  Non-Foreign Certificate ...........................    18
              9.2.1.3  Notice to Tenants .................................    18
              9.2.1.4  California Form 590 ...............................    18
              9.2.1.5  Amended and Restated Statements of Partnership ....    18
              9.2.1.6  Additional Documents ..............................    19
              9.2.1.7  Beneficiary Statement .............................    19
       9.2.2  Buyer ......................................................    19
              9.2.2.1  Purchase Price ....................................    19
              9.2.2.2  Additional Funds ..................................    19
              9.2.2.3  Notice to Tenants .................................    19
              9.2.2.4  Amended and Restated


                                      -ii-
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                                                                            Page

                       Statements of Partnership .........................    19
              9.2.2.5  Additional Documents ..............................    19
       9.2.3  JV Partnerships ............................................    19
              9.2.3.1  Deeds .............................................    19
              9.2.3.2  Assignments .......................................    19


                                      -iii-
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                                                                            Page

    9.3 Procedure ........................................................    20
        9.3.1  Amended and Restated Statements ...........................    20
        9.3.2  Deeds .....................................................    20
        9.3.3  Purchase Price ............................................    20
        9.3.4  Deliveries to Buyer .......................................    20
        9.3.5  Deliveries to Seller ......................................    20
    9.4 Escrow Instructions ..............................................    20
    9.5 Closing Costs and Prorations .....................................    21
        9.5.1  Closing Costs .............................................    21
        9.5.2  Prorations ................................................    21
               9.5.2.1  Lease Rentals ....................................    21
               9.5.2.2  CAM Charges ......................................    22
               9.5.2.3  Leasing Costs ....................................    22
               9.5.2.4  Security Deposits ................................    22
               9.5.2.5  Real Estate Taxes ................................    22
               9.5.2.6  Utilities ........................................    23
               9.5.2.7  Final Adjustment After Closing ...................    23
        9.5.3  Refunds of Real Estate Taxes ..............................    23
        9.5.4  Additional Costs ..........................................    24
        9.5.5  Replacement of Bonds, Passbooks, Etc ......................    24
    9.6 Delivery of Real Property
        Documents ........................................................    24

10. No Brokerage Commissions .............................................    24

11. Condemnation/Casualty ................................................    25
    11.1 Condemnation ....................................................    25
    11.2 Casualty ........................................................    25
         11.2.1  Material Casualty .......................................    25
         11.2.2  Nonmaterial Casualty ....................................    26

12. Representations and Warranties .......................................    26
    12.1 Buyer ...........................................................    26
         12.1.1  Binding .................................................    26
         12.1.2  Authority ...............................................    26
         12.1.3  No Bankruptcy ...........................................    27
    12.2 DSL and Downey ..................................................    27
         12.2.1  Binding .................................................    27
         12.2.2  Authority ...............................................    27
    12.3 DSL .............................................................    27
         12.3.1  Environmental Matters ...................................    27
         12.3.2  Notice of Noncompliance .................................    28
         12.3.3  Use and Operation .......................................    28
         12.3.4  Legal Action ............................................    28
         12.3.5  Leases; Rent Roll .......................................    28


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                                                                            Page

         12.3.6  Contracts ...............................................    28
         12.3.7  Other Rights ............................................    29
         12.3.8  Due Diligence Materials .................................    29
         12.3.9  Persons With Actual Knowledge ...........................    29
         12.3.10 Related Entities ........................................    29
         12.3.11 Violation of Laws .......................................    29
         12.3.12 Access ..................................................    29

13. Operation of Real Property ...........................................    29
    13.1  Ordinary Operation .............................................    29
    13.2  Leasing ........................................................    30
    13.3  New Contracts ..................................................    30
    13.4  Tax Proceedings ................................................    30
    13.5  Copies of Notices ..............................................    30
    13.6  Prohibition on Marketing .......................................    30

14. Liquidated Damages ...................................................    31

15. Miscellaneous ........................................................    31
    15.1  Successors and Assigns .........................................    31
    15.2  Entire Agreement ...............................................    31
    15.3  Professional Fees and Costs ....................................    31
    15.4  Waiver of Trial by Jury ........................................    32
    15.5  Governing Law ..................................................    32
    15.6  Further Assurances .............................................    32
    15.7  Severability ...................................................    32
    15.8  Notices ........................................................    32
    15.9  Counterparts ...................................................    32
    15.10 Time ...........................................................    33
    15.11 Nonwaiver ......................................................    33
    15.12 Captions .......................................................    33
    15.13 Exhibits .......................................................    33
    15.14 Construction ...................................................    33
    15.15 Confidentiality ................................................    33


EXHIBIT A    Partnership Interests
EXHIBIT B    Form of Assignment of Partnership Interest
EXHIBIT C    Environmental Reports
EXHIBIT D    Legal Description of LVA Property
EXHIBIT E-1  Legal Description of Cameron Park Property
EXHIBIT E-2  Legal Description of West Lancaster Property
EXHIBIT E-2  Legal Description of Ontario Property
EXHIBIT F    Due Diligence Materials
EXHIBIT G    Form of Grant Deed
EXHIBIT H    Form of Estoppel and List of Major Tenants


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                                                                            Page

EXHIBIT I    Form of Notice to Tenants
EXHIBIT J    Form of Assignment of Leases and Contracts
EXHIBIT K    Litigation

                   AGREEMENT FOR SALE OF PARTNERSHIP INTERESTS



         This Agreement for Sale of Partnership Interests ("Agreement") is entered into as of September 30, 1996 by and between DSL Service Company, a California corporation ("DSL"), individually and in its capacity as the managing general partner of the JV Partnerships, and Downey Savings and Loan Association, F.A. ("Downey", and together with DSL collectively "Seller") and Burnham Pacific Properties, Inc., a California corporation ("Buyer").


                                R E C I T A L S:

         A. DSL and Downey own the interests in the JV Partnerships as more particularly set forth on EXHIBIT A (the "Partnership Interests").

         B. The real property owned by LVA and the real property owned by DSL/West Lancaster Phase II are currently encumbered by the Downey Loans. The real property owned by DSL/Cameron Park and the real property owned by DSL/Ontario are currently encumbered by the Sun Life Loans.

         C. Buyer wishes to acquire the Partnership Interests and Seller is willing to sell the Partnership Interests to Buyer on the terms set forth in this Agreement.

         D. Concurrently with the Closing, each Riley/Pearlman Partner will contribute all of its right, title and interest in and to the respective JV Partnership to the Umbrella Partnership, Buyer will acquire at no cost to Buyer the interest held by Costco in LVA, Buyer will contribute the Partnership Interests acquired hereunder to the Umbrella Partnership and the Partnership Properties and the LVA Property will be deeded to the Umbrella Partnership (the "Concurrent Transaction"). The cost to acquire the interest held by Costco in LVA, which is the "Distributable Cash" required to be paid to Costco pursuant to the terms of the Agreement of Limited Partnership of LVA, will be paid by DSL up to $100,000; and if such amount exceeds $100,000, subject to the mutual agreement of DSL and LVCLP, each of LVCLP and DSL will pay one-half of any amount in excess of $100,000.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. Definitions. For the purposes of this Agreement the following terms shall be defined as follows:

            Actual Knowledge of Seller: "Actual Knowledge of Seller" means and is limited to the actual knowledge of Diane Klein, Director of Property Management, and Wendell Hindley, Vice President of Real Estate, without having conducted any independent inquiry or inspection.

            Assignment: "Assignment" shall have the meaning given thereto in
Section 9.2.3.2.

            Assignment of Partnership Interest: "Assignment of Partnership Interest" shall mean the document, the form of which is attached hereto as EXHIBIT B, pursuant to which Seller will transfer the Partnership Interests to Buyer.

            Business Hours: "Business Hours" means 8:00 a.m. to 7:00 p.m. Monday through Friday.

            Buyer Inspection: "Buyer Inspection" shall have the meaning given thereto in Section 4.2.

            Closing and Close of Escrow: "Closing" or "Close of Escrow" shall be deemed to have occurred when the four Assignments of Partnership Interest, duly executed, are delivered to Buyer and the four Deeds have recorded in the Official Records. "Closing" and "Close of Escrow" are terms used interchangeably in this Agreement.

            Closing Date: "Closing Date" means the date the Closing occurs which is scheduled to be December 15, 1996, which date can be extended by either party to satisfy any conditions to Closing, but in no event beyond the Outside Closing Date.

            Concurrent Transaction: The "Concurrent Transaction" shall have the meaning given thereto in Recital D.

            Contracts: "Contracts" means all of the contracts affecting the Partnership Properties.

            Costco: "Costco" means Costco Wholesale Corporation, a Washington corporation.


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            Deeds: "Deeds" shall have the meaning given thereto in Section 7.

            Deposit: "Deposit" means the deposit of Two Hundred Fifty Thousand Dollars ($250,000) which Buyer will place in Escrow no later than the expiration of the Due Diligence Period.

            Downey Loans: "Downey Loans" means those certain loans to (a) LVA from Downey in the original principal amount of $37,000,000 and (b) DSL/West Lancaster Phase II from Downey in the original principal amount of $3,662,941.00.

            DSL/Ontario: "DSL/Ontario" means the general partnership formed between DSL and Ontario Village Limited Partnership, a California Limited Partnership ("OVLP") pursuant to that certain Joint Venture Agreement dated October 31, 1985, as amended by a First Amendment to Joint Venture Agreement dated January 15, 1993 between Downey, as successor in interest to DSL, and OVLP, and a Second Amendment to Joint Venture Agreement of DSL/Ontario dated June 25, 1993 between Downey, OVLP and DSL, pursuant to which DSL was appointed to manage the partnership and its property and Downey was released from all obligations as managing general partner.

            DSL/Cameron Park: "DSL/Cameron Park" means the general partnership formed between DSL and Cameron Park Limited Partnership, a California limited partnership ("CPLP") pursuant to that certain Joint Venture Agreement of DSL/Cameron Park dated April 18, 1988, as amended by a First Amendment to Joint Venture Agreement dated January 15, 1993 between DSL and CPLP.

            DSL/Valley Central: "DSL/Valley Central" means the general partnership formed between DSL and Lancaster Valley Central Limited Partnership, a California Limited Partnership ("LVCLP") pursuant to that certain Joint Venture Agreement of DSL/Valley Central dated January 8, 1988, as amended by a First Amendment to Joint Venture Agreement between DSL and LVCLP, dated September 1, 1989, a Second Amendment to Joint Venture Agreement between DSL and LVCLP, dated March 20, 1990, and a Third Amendment to Joint Venture Agreement of DSL/Valley Central between DSL and LVCLP, dated January 15, 1993.

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            DSL/West Lancaster Phase II: "DSL/West Lancaster Phase II" means the general partnership formed between DSL and West Lancaster Phase II, a California limited partnership ("WLP") pursuant to that certain Joint Venture Agreement dated September 13, 1984, as amended by a First Amendment to Joint Venture Agreement of DSL/West Lancaster Phase II between DSL and WLP, dated November 11, 1986 and a Second Amendment to Joint Venture Agreement dated January 15, 1993.

            Due Diligence Materials: "Due Diligence Materials" shall have the meaning given thereto in Section 4.1.

            Due Diligence Period: The "Due Diligence Period" is the period commencing on the date hereof and ending at 5:00 p.m. Pacific Time on October 31, 1996 during which Buyer must complete its due diligence as described in
Section 4.

            Environmental Law: "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resources Conservation and Recovery Act of 1976, as amended.

            Environmental Report(s): "Environmental Reports" means all of the environmental reports in Seller's possession with respect to the Partnership Properties and the LVA Property, as listed on EXHIBIT C.

            Escrow: "Escrow" shall have the meaning given thereto in Section 3.

            Escrow Holder: "Escrow Holder" is:

                    Commonwealth Land Title Insurance Company
                    200 West Santa Ana Boulevard
                    Santa Ana, California 92701
                    Telephone:  (714) 835-8511
                    Facsimile:  (714) 835-4201
                    Attention:  Sharon Cram

            Exhibits: "Exhibits" means the following, each of which is attached hereto and incorporated herein by this reference:

            Exhibit A    Partnership Interests
            Exhibit B    Form of Assignment of Partnership Interest
            Exhibit C    Environmental Reports
            Exhibit D    Legal Descriptions of LVA Property
            Exhibit E-1  Legal Description of Cameron Park Property
            Exhibit E-2 Legal Description of West Lancaster Property Exhibit E-3 Legal Description of Ontario Property
            Exhibit F    Due Diligence Materials
            Exhibit G    Form of Grant Deed
            Exhibit H    Form of Estoppel and List of Major Tenants for Each
                         Property
            Exhibit I    Form of Notice to Tenants
            Exhibit J    Form of Assignment of Leases and Contracts
            Exhibit K    Litigation


            Hazardous Substance: "Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including, without limitation, PCB's, asbestos, petroleum and petroleum products.

            JV Partnerships: "JV Partnerships" means DSL/Valley Central, DSL/West Lancaster Phase II, DSL/Ontario and DSL/Cameron Park.

            Leases: "Leases" means all leases of space or occupancy agreements (including licenses and concession agreements) affecting the Real Property.

            Leasing Costs: "Leasing Costs" shall have the meaning given thereto in Section 9.5.2.2.

            LVA: "LVA" means Lancaster Valley Associates, a California limited partnership formed between DSL/Valley Central, as general partner, and Costco, as limited partner.

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            LVA Property: "LVA Property" means that certain improved real property owned by LVA, as more particularly described on EXHIBIT D.

            Non-Foreign Certificate: "Non-Foreign Certificate" shall have the meaning given thereto in Section 9.2.1.4.

            Notices: "Notices" means all notices or other communications required or permitted hereunder, which Notices shall be sent as follows to:

DSL and/or Downey:  DSL Service Company
                    Downey Savings and Loan Association
                    North Tower
                    3501 Jamboree Road, Suite 5000
                    Newport Beach, CA 92660
                    Attn: Donald E. Royer, Esq.
                                 and
                          Scott S. Brooks, Esq.
                    Telecopy No. (714) 725-0619


with a copy to:     Paul, Hastings, Janofsky & Walker LLP
                    Seventeenth Floor
                    695 Town Center Drive
                    Costa Mesa, CA 92626
                    Attn:  Janet T. Davidson, Esq.
                    Telecopy No. (714) 979-1921


Buyer:              Burnham Pacific Properties, Inc.,
                    a California corporation
                    610 W. Ash, Suite 1600
                    San Diego, CA 92101
                    Attn:  Mr. Michael Rubin
                    Telecopy No. (619) 652-4711


with a copy to:     Cassidy & Verges
                    20 California Drive, Suite 500
                    San Francisco, CA 94111
                    Attn: Scott C. Verges, Esq.
                    Telecopy No. (415) 788-2039

            Notice to Tenants: "Notice to Tenants" shall have the meaning given thereto in Section 9.2.1.5.

            Outside Closing Date: "Outside Closing Date" means December 31, 1996 and is the last date on which the Closing/Close of Escrow can occur.

            Partnership Interests: "Partnership Interests" shall have the meaning given thereto in Recital A.

            Partnership Properties: "Partnership Properties" means those certain improved real properties owned by DSL/Cameron Park, DSL/West Lancaster II and DSL/Ontario, respectively, each as more particularly described on EXHIBITS E-1, E-2, E-3.

            Permitted Exceptions: "Permitted Exceptions" shall have the meaning given thereto in Section 8.2.1.2.

            Proration Date: "Proration Date" shall have the meaning given thereto in Section 9.5.2.

            Purchase Price: The "Purchase Price" for the Partnership Interests is Fifty-Five Million Dollars ($55,000,000) less, if Buyer elects to assume either or both of the Sun Life Loans and the lender consents thereto, the outstanding principal balance, any accrued and unpaid interest and any other amounts then payable to the lender under the Sun Life Loans assumed, as set forth in the lender's beneficiary statement(s) delivered to Escrow Holder. The Purchase Price shall not be reduced by any prepayment penalty if the Sun Life Loans (or either of them) are paid off or by any assumption fee if the Sun Life Loans (or either of them) are assumed.

            Real Property: "Real Property" means collectively the Partnership Properties and the LVA Property.

            Riley/Pearlman Partner: "Riley/Pearlman Partner" means collectively OVLP, CPLP, LVCLP and WLP.

            Riley Finder Fee: The "Riley Finder Fee" means the Two Million Five Hundred Thousand Dollar ($2,500,000) payment to be made by Buyer to Malcolm Riley or an affiliated entity ("Riley") and, pursuant to a separate agreement, to be paid to DSL at Close of Escrow in repayment of amounts owed to DSL with respect to DSL/West Lancaster II, DSL/Ontario and DSL/Cameron Park.

            Sun Life Loans: "Sun Life Loans" means those certain loans to (a) DSL/Cameron Park from Sun Life Assurance Company of Canada in the original principal amount of $5,250,000 and (b) DSL/Ontario from Sun Life Assurance Company of Canada in the original principal amount of $4,850,000.

            Tenants: "Tenants" means the tenants under the Leases.

            Termination Notice: "Termination Notice" shall have the meaning given thereto in Section 4.3.

            Title Policies: "Title Policies" shall have the meaning given thereto in Section 8.2.2.1.

            Title Company: The "Title Company" is:

                    Commonwealth Land Title Insurance Company
                    200 West Santa Ana Boulevard
                    Santa Ana, California 92701
                    Telephone:  (714) 835-8511
                    Facsimile:  (714) 835-0513
                    Attention:  Jim Prasch

            Umbrella Partnership: "Umbrella Partnership" means the partnership to be formed by Buyer prior to the Close of Escrow.

         2. Assignment of Partnership Interests. Subject to the terms of this Agreement, Seller hereby agrees to sell, transfer, assign and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all right, title and interest of Seller in and to the Partnership Interests.

         3. Purchase Price. The Purchase Price will be paid as follows:

            3.1 Deposit. No later than the expiration of the Due Diligence Period, Buyer will deliver to Escrow Holder in cash, by wire transfer or by certified or cashier's check collectible in same day funds, the Deposit which, except as expressly provided otherwise in this Agreement, shall be nonrefundable. Escrow Holder will invest the Deposit in an interest-bearing account and interest will accrue for the account of Buyer except as otherwise provided in this Agreement and will be applied against the Purchase Price at Closing. The Deposit and all interest accrued thereon will be immediately returned to Buyer in the event of a Seller default or failure of a condition precedent to Buyer's obligations or a termination pursuant to Sections 11.1 or 11.2.

            3.2 Cash Balance. On or before the day immediately prior to the Close of Escrow, Buyer shall deposit with Escrow Holder by immediately available federal wire transfer the Purchase Price, plus or minus the closing adjustments and prorations described in Section 9.5, and the Riley Finder Fee with an assignment thereof from Riley to DSL.

         4. Due Diligence.

            4.1 Delivery of Due Diligence Materials. Seller has delivered to Buyer all of the materials relating to the Partnership Interests and the Real Property as listed on EXHIBIT F (collectively, the "Due Diligence Materials") for use by Buyer in connection with Buyer's investigation of the Partnership Interests and the Real Property. Seller shall make available to Buyer, at Seller's offices, all additional materials regarding the Partnership Interests and the Real Property in Seller's possession. Seller makes no representation or warranty of any kind with respect to the Due Diligence Materials, including their accuracy, completeness or suitability for reliance thereon by Buyer, except to the extent specifically set forth in Section 12. Seller shall deliver to Buyer within one (1) day following the execution of this Agreement evidence of the net worth of DSL as set forth in the Downey Financial Corporation Annual Report Form 10K for 1995 and the second quarter form 10Q for the period ending June 30, 1996.

            4.2 Right of Entry. During the Due Diligence Period, provided that Buyer is not in default hereunder, Buyer shall have the right to (i) have discussions concerning the Real Property with Tenants, lenders on the Real Property, parties to reciprocal easement agreements or other agreements affecting the Real Property ("REA Agreements"), service providers and governmental agencies, subject to the provisions of Section 15.15, and (ii) enter and inspect the Real Property (each, a "Buyer Inspection") during Business Hours pursuant to the following terms and conditions:

                  4.2.1 Notice. Buyer shall provide Seller with at least one (1) business day's prior written notice of any Buyer Inspection (describing Buyer's intended activities on the Real Property).

                  4.2.2 Expenses. Each Buyer Inspection shall be at Buyer's sole cost and expense.

                  4.2.3 License; Insurance. The persons or entities performing the Buyer Inspection shall, if they are to make any invasive inspections or studies, be properly licensed and qualified, shall have obtained all of the appropriate permits for performing relevant tests and shall have delivered to Seller, prior to performing any tests or entering the Real Property, evidence of proper and adequate insurance reasonably satisfactory to Seller. In addition, Buyer shall arrange for Seller to be named as an additional insured on Buyer's commercial public liability insurance policy covering liability to property or persons for Buyer's activities on or about the Real Property in an amount not less than Two Million Dollars ($2,000,000.00).

                  4.2.4 Physical Testing. Seller shall have the right of approval (which shall not be unreasonably withheld or delayed) of any proposed physical testing or drilling of the Real Property. If Buyer, or its agents, representatives or employees, undertake any borings or other disturbance of the soil, such borings or disturbance shall be recompacted to the original condition before such activities and Buyer shall obtain at its expense a certification from a soils engineer that the borings or disturbance has been so recompacted.

                  4.2.5 Scheduling of Tests. Buyer shall schedule all tests during Business Hours unless otherwise requested by Seller.

                  4.2.6 Representative. Seller shall have the right to have a representative of Seller accompany Buyer and Buyer's representatives, agents or designees while they are on the Real Property, provided Seller shall not delay or inhibit Buyer's Inspection.

                  4.2.7 No Interference. Buyer and its representatives, agents or designees shall use reasonable efforts to minimize interference with the business operations on, or use of, the Real Property by Seller, the JV Partnerships, or any tenant on the Real Property.

                  4.2.8 Liens. Buyer shall not cause or suffer any lien or other encumbrance to be recorded against the Real Property, or any portion thereof, and shall promptly cause any lien or other encumbrance caused or suffered by Buyer (including mechanics' liens arising out of Buyer's activities under this Section 4.2) to be immediately discharged or bonded over, to Seller's reasonable satisfaction.

                  4.2.9 Restoration. If any portion of the Real Property is damaged due to Buyer's entry thereon, Buyer shall, at its sole cost and expense, immediately repair and restore the Real Property, or portion thereof, to substantially the same condition the Real Property was in immediately prior to the date the damage occurred.

                  4.2.10 Indemnity. Buyer shall indemnify, protect and defend (by counsel reasonably acceptable to Seller) and hold harmless Seller for, from and against any and all claims for property damage, personal injury or mechanics' liens, arising out of any entry, investigations, inspections, tests and other activities undertaken by Buyer or its agents, designees or representatives, including (a) reasonable attorneys' fees and expenses and other reasonable costs and expenses incurred by Seller in connection with investigating or defending any such matters, (b) any and all costs or expenses incurred by Seller resulting from or arising out of the aggravation of physical defects or conditions regarding hazardous, toxic or contaminated substances or materials and (c) any and all costs or expenses incurred by Seller in defending, discharging or bonding over any liens or encumbrances against any of the Real Property resulting from Buyer's activities with respect thereto. This indemnity provision shall survive Close of Escrow or any earlier termination of this Agreement.

                  4.2.11 Confidential. Each Buyer Inspection, and the results thereof, shall remain confidential pursuant to the terms of Section 13.15.

            4.3 Disapproval of Seller's Studies or Buyer Inspections. Buyer shall have the right, at any time during the Due Diligence Period, in Buyer's sole and absolute discretion to disapprove the results of Buyer's review of the Due Diligence Materials or the Buyer Inspections of the Real Property by providing Seller and Escrow Holder with written notice thereof (a "Termination Notice"). If Buyer delivers a Termination Notice to Seller and Escrow Holder during the Due Diligence Period, then (a) this Agreement, and all of the obligations, rights and liabilities of the parties to each other hereunder (except for Buyer's indemnification obligations under Section 4.2.11, Buyer's restoration obligations under Section 4.2.10, and the parties' confidentiality obligations under Section 13.15), shall terminate and be of no further effect,
(b) Buyer shall immediately return to Seller the Due Diligence Materials and, if requested by Seller and Seller pays to Buyer the cost thereof, deliver to Seller any written reports, tests or memoranda in Buyer's possession relating to the Buyer Inspections. If Buyer does not provide Seller and Escrow Holder with a Termination Notice unless Buyer has elected to proceed with the transaction by written notice to Seller and Escrow Holder prior to the expiration of the Due Diligence Period, then (i) Buyer shall be deemed irrevocably to have delivered a Termination Notice and
(ii) this Agreement and the Escrow shall terminate without further instructions. The parties' participation in Close of Escrow shall be deemed a waiver of (i) each party's ability to terminate this Agreement on the basis of any failure of any conditions precedent and (ii) each party's right to seek damages from the other party for the breach of any representation, warranty or covenant of which the non-breaching party had actual knowledge prior to Close of Escrow.

            4.4 Contracts. During the Due Diligence Period, Buyer shall review all of the Contracts and advise Seller of those Contracts which Buyer agrees to assume ("Approved Contracts") and those Contracts which Buyer requests be terminated on or before the Closing Date ("Disapproved Contracts"). Seller agrees to terminate all Disapproved Contracts which are terminable without payment or penalty at the Closing Date.

         5. As Is Purchase. Buyer shall examine, inspect and conduct its own investigation of (1) all matters relating to the Partnership Interests, (ii) all matters relating to the Real Property including with respect to taxes, bonds, environmental condition, permissible uses, zoning, covenants, conditions and restrictions and (iii) all other matters which, in Buyer's judgment, bear upon the value and suitability of the Partnership Interests and the Real Property or Buyer's purposes. Except as otherwise specifically stated in Section 12, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to or concerning (i) the nature and condition of the Real Property, including the water, soil, geology, environmental conditions (including the presence or absence of any Hazardous Substance), and the suitability thereof for any and all activities and uses which Buyer may elect to conduct thereon; (ii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; or (iii) the compliance of the Real Property or the operation thereof with any laws, ordinances or regulations of any government or other body (including the Americans With Disabilities Act). The sale of the Partnership Interests and the transfer of the Partnership

Properties as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise expressly specified in this Agreement, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PARTNERSHIP INTERESTS OR THE REAL PROPERTY, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE REAL PROPERTY. The foregoing shall not relieve Seller of any claim based on the fraud or intentional misrepresentation by Seller.

         6. Indemnity.

            6.1 Seller's Indemnity. Seller shall indemnify, protect and defend by counsel reasonably acceptable to Buyer and hold harmless Buyer from and against any and all claims, damages, losses, costs, expenses and liabilities (including all reasonable attorneys' fees and court costs paid or incurred by Buyer) which arise out of or are in any way connected with (i) the ownership of the Partnership Interests or the ownership and/or operation of the Real Property from and after January 1, 1993 through the Closing or (ii) any misrepresentation or breach of warranty or covenant by Seller in this Agreement. This indemnity does not apply, however, to any item, matter, occurrence or condition which was actually known to Buyer prior to the Closing Date.

            6.2 Buyer's Indemnity. Buyer shall indemnify, protect and defend by counsel reasonably acceptable to Seller and hold harmless Seller from and against any and all claims, damages, losses, costs, expenses and liabilities (including all reasonable attorneys' fees and court costs paid or incurred by Seller) which arise out of or are in any way connected with (i) the ownership of the Partnership Interests or the ownership and/or operation of the Real Property after the Closing Date through the date of sale of the Real Property by the Umbrella Partnership to an unrelated third party or (ii) any misrepresentation or breach of warranty or covenant by Buyer in this Agreement. This indemnity does not apply, however, to any item, matter, occurrence or condition which was actually known to Seller prior to the Closing.

            6.3 Indemnified Parties. For purposes of this Section 6.3, all references to "Buyer" or "Seller" shall include (A) their parent, subsidiary or affiliate corpora-tions and (B) their directors, officers, shareholders, employees and agents.

            6.4 Survival. The provisions of this Section 6 shall survive the Closing Date.

         7. Grant Deeds. At the Closing, Buyer, as assignee of the Partnership Interests, and the respective Riley/Pearlman Partner shall cause each of DSL/Ontario, DSL/West Lancaster Phase II and DSL/Cameron Park to convey the Partnership Properties and LVA Associates to convey the LVA Property to the Umbrella Partnership by grant deed (the "Deeds"), in the form of EXHIBIT G, attached hereto.

         8. Conditions Precedent to Close of Escrow. In addition to the documents and funds which must be deposited into Escrow prior to Close of Escrow as detailed in Section 9.2, the following are conditions precedent to Close of
Escrow:

            8.1 Seller. Seller's conditions precedent to Close of Escrow are the following:

                  8.1.1 No Suit. No suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the transactions contemplated in this Agreement.


                  8.1.2 Buyer's Representations. Buyer's representations and warranties set forth herein shall be true and correct as of Close of Escrow.

                  8.1.3 Buyer's Covenants. Buyer shall have performed all of Buyer's covenants and agreements contained herein which are required to be performed by Buyer on or prior to Close of Escrow.

                  8.1.4 Resolutions. To the extent requested by either Seller or Title Company, Buyer shall have provided Seller and Title Company at Close of Escrow with certified copies of corporate resolutions approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate or regulatory authority, including but not limited to certificates of good standing, as Seller or Title Company may reasonably require.

                  8.1.5 Consents. Any consents or waivers required from the Riley/Pearlman Partner and Costco and, if either or both of the Sun Life Loans is to be assumed by Buyer, the lender under the Sun Life Loans shall have been obtained.

                  8.1.6 Concurrent Transaction. The Concurrent Transaction shall close concurrently with the transactions contemplated herein.

                  8.1.7 Riley Finder Fee. The Riley Finder Fee shall have been deposited in Escrow with instructions that it be delivered with the Purchase Price to Seller at Close of Escrow.

            8.2 Buyer. Buyer's conditions precedent to Close of Escrow are the following:

                  8.2.1 Due Diligence Period. Prior to the end of the Due Diligence Period, Buyer's inspection and approval, in its sole and absolute discretion, of the following:

                           8.2.1.1 Inspection. The Buyer Inspections, surveys
(if any) and all other physical, environmental, legal and any other matters relating to the Real Property as Buyer may elect to investigate.

                           8.2.1.2 Preliminary Report. The current preliminary
reports issued by Title Company for each of the Partnership Properties and the LVA Property and all of the exceptions contained in such reports. The Sun Life Loans, if assumed by Buyer, and all of the exceptions contained in the preliminary reports, including any survey exceptions, which are approved are hereinafter referred to as the "Permitted Exceptions."

                           8.2.1.3 Board of Directors. Buyer shall have obtained
the approval of this Agreement and the trans actions contemplated herein by Buyer's Board of Directors evidence of which shall be delivered to Seller prior to the end of the Due Diligence Period.

                  8.2.2 Close of Escrow. As of Close of Escrow:

                        8.2.2.1 Title Policy. The willingness of Title Company to issue, upon the payment of its regularly scheduled premium, an Owner's ALTA Extended Coverage title insurance policy for each of the Partnership Properties showing title to the Partnership Properties vested of record in the Umbrella Partnership ("Title Policies"), subject only to (i) a lien for real property taxes and assessments not then delinquent; (ii) the Permitted Exceptions; and
(iii) matters affecting the condition of title to the Partnership Properties created by or with the written consent of Buyer, with such endorsements reasonably requested by Buyer and available from the Title Company. The Downey Loans shall be removed from title at the Close of Escrow. Seller, as general partner of the JV Partnership, agrees to provide an owner's certificate to Title Company as may be required for the issuance of the Title Policies.

                       8.2.2.2 No Suit. No suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the transactions contemplated in this Agreement.

                       8.2.2.3 Seller's Representations. Seller's representations and warranties set forth herein shall be true and correct as of the Close of Escrow.

                       8.2.2.4 Seller's Covenants. Seller shall have performed all of Seller's covenants and agreements contained herein which are required to be performed by Seller on or prior to Close of Escrow.

                       8.2.2.5 Concurrent Transaction. The Concurrent Transaction shall close concurrently with the transactions contemplated herein.

                       8.2.2.6 Resolutions. To the extent requested by Buyer or the Title Company, Seller shall have provided Buyer and the Title Company at Close of Escrow with certified copies of corporate resolutions approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate or regulatory authority, including but not limited to certificates of good standings, as Buyer or Title Company may reasonably require.

                       8.2.2.7 Consents. Any consents or assignments or waivers required from the Riley/Pearlman Partner and Costco and, if either or both of the Sun Life Loans is to be assumed by Buyer, the consent of the lender under the Sun Life Loans shall have been obtained, in a form satisfactory to Buyer.

                       8.2.2.8 Contracts. DSL shall have terminated all Disapproved Contracts in accordance with Section 4.4.

                       8.2.2.9 Tenant Estoppels. DSL shall have delivered to Buyer not less than ten (10) days prior to the Closing, and Buyer shall have approved not less than five (5) days prior to the Closing, estoppel certificates in the form attached hereto as EXHIBIT H or in the form required by a Lease with respect to such Lease ("Estoppels") from the major tenants (listed on the attachment to EXHIBIT H) and all other Tenants on each of the Partnership Properties and the LVA Property. If DSL is unable to deliver the required Estoppels with respect to any Tenant other than a Major Tenant, DSL shall have the right but not the obligation to deliver its estoppel (in the form attached as EXHIBIT H and approved by Buyer) in substitution for up to 20% of such Tenants. The Estoppels shall be dated no earlier than November 1, 1996.

                       8.2.2.10 REA Estoppels. DSL shall have delivered to Buyer not less than ten (10) days prior to the Closing, and Buyer shall have approved not less than five (5) days prior to the Closing, estoppel certificates or offset statements from any parties to an REA Agreement which requires such party to provide such an estoppel or offset statement in form and content reasonably acceptable to Buyer. Seller shall use reasonable efforts to obtain from the parties to any other REA Agreement, as requested by Buyer, estoppels or offset statements prior to the end of the Due Diligence Period but receipt of such estoppels or offset statements shall not be a condition to Closing and failure to obtain the same shall not be a Seller default.

                       8.2.2.11 Condition of Real Property. The physical condition of the Real Property, including, without limitation, the HVAC, plumbing and electrical systems shall be in the same condition as on the date of this Agreement, ordinary wear and tear excepted.

                       8.2.2.12 No Material Change. Buyer shall not have discovered any new matter between the expiration of the Due Diligence Period and the Closing Date which is of such a nature that it would materially and adversely affect Buyer's acquisition, use or sale of the Real Property.

     9.       Closing.

              9.1 Time. Escrow shall close ("Close of Escrow") when all documents and funds specified in this Section 9 have been deposited into Escrow. The failure of Seller or Buyer to be in a position to close Escrow by the Outside Closing Date shall constitute a default under this Agreement, this Agreement and the Escrow shall terminate, and the Deposit and all interest accrued thereon shall be delivered to Seller unless the failure to close is caused by Seller or a Buyer closing condition has not been satisfied or this Agreement is terminated pursuant to Sections 11.1 or 11.2.

              9.2 Documents. Not less than one (1) day prior to Close of Escrow, which shall occur on or before the Outside Closing Date, the parties shall deposit into Escrow the funds and the documents described below.

                      9.2.1 Seller. Seller shall deposit the following:

                                 9.2.1.1 Assignments of Partnership Interest. A
duly executed Assignment of Partnership Interest for each of the JV Partnerships assigning and transferring the Partnership Interests.

                                 9.2.1.2 Non-Foreign Certificate. If required, a
duly executed certificate (the "Non-Foreign Certificate") certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

                                 9.2.1.3 Notice to Tenants. Duplicate originals
of letters to the tenants on the Real Property (the "Notice to Tenants") in the form of, and upon the terms and conditions contained in, EXHIBIT I, attached hereto.

                                 9.2.1.4 California Form 590. If required, a
properly executed California Form 590 or other evidence sufficient to establish that no portion of the Purchase Price is required to be withheld pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code.

                                 9.2.1.5 Amended and Restated Statements of
Partnership. A duly executed, acknowledged and verified Amended and Restated Statement of Partnership for each of the JV Partnerships evidencing the removal of Seller as a partner of each of the JV Partnerships and appointing a new managing general partner ("Amended and Restated Statement").

                                 9.2.1.6 Additional Documents. Such other
documents, including escrow instructions, as may be reasonably required of Seller to close the transaction in accordance with this Agreement.

                                 9.2.1.7 Beneficiary Statement. If Buyer has
elected to assume either of the Sun Life Loans, Seller will request the lender to deliver an updated beneficiary statement with respect to the loan or loans to be assumed.

                      9.2.2 Buyer. Buyer shall deposit the following:

                                 9.2.2.1 Purchase Price. The Purchase Price and
the Riley Finder Fee.

                                 9.2.2.2 Additional Funds. Additional cash in
the amount necessary to pay Buyer's share of the closing costs and prorations, as hereinafter set forth.

                                 9.2.2.3 Notice to Tenants. Duplicate originals
of the Notice to Tenants.

                                 9.2.2.4 Amended and Restated Statements of
Partnership. A duly, executed, acknowledged and verified Amended and Restated Statement for each of the JV Partnerships.

                                 9.2.2.5 Additional Documents. Such other
documents and funds, including escrow instructions, as may be reasonably required of Buyer to close the transaction in accordance with this Agreement.

                      9.2.3 JV Partnerships. Buyer and the Riley/Pearlman Partner shall deposit the following:

                                 9.2.3.1 Deeds. The Deeds, duly executed and
acknowledged by the JV Partnerships which own the Partnership Properties, conveying the Partnership Properties to the Umbrella Partnership and by LVA conveying the LVA Property.

                                 9.2.3.2 Assignments. Two (2) duly executed
counterpart originals of Assignments of the Leases and Contracts (the "Assignments"), in the form of EXHIBIT J, attached hereto pursuant to which DSL/West Lancaster Phase

II, DSL/Ontario and DSL/Cameron Park assign to the Umbrella Partnership all of their right, title and interest in the Leases and Contracts with respect to the respective Partnership Properties; and an original of an assignment of partnership interest executed by Costco transferring Costco's interest in LVA to Buyer.

              9.3 Procedure. Escrow Holder shall close Escrow as follows:

                      9.3.1 Amended and Restated Statements. Publish and file the Amended and Restated Statements.

                      9.3.2 Deeds. Record the Deeds in the official records of the counties in which each of the Partnership Properties is located (instructing the County Recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording) and deliver conformed copies thereof to Buyer and Seller.

                      9.3.3 Purchase Price. Deliver the Purchase Price to Seller (less prorations credited to Buyer and less the amount of Downey's payoff demands deposited in Escrow with respect to the Downey Loans) via wire transfer of U.S. federal funds to the account or accounts designated by Seller in accordance with Seller's instructions provided to Escrow Holder prior to Close of Escrow.

                      9.3.4 Deliveries to Buyer. Deliver to Buyer (i) the duly executed Assignments of Partnership Interest, (ii) one (1) fully-executed counterpart original of each of the Assignments, (iii) the original Non-Foreign Certificate and Form 590-RE, (iv) a conformed copy of the recorded Deeds, (v) Buyer's closing statement and (vi) the original Title Policies.

                      9.3.5 Deliveries to Seller. Deliver to Seller (i) a conformed copy of the recorded Deeds, (ii) one (1) fully-executed counterpart original of each of the Assignments, and (iii) Seller's closing statement.

              9.4 Escrow Instructions. This Agreement shall serve as escrow instructions and an executed copy of this Agreement shall be deposited by Seller and Buyer with Escrow Holder following the execution and delivery hereof. The parties agree to execute for the benefit of Escrow Holder such additional escrow instructions as are necessary to close the Escrow, provided that the additional escrow instructions do not change the terms of this Agreement. In the event of any conflict between the terms of such additional escrow instructions and this Agreement, the terms of this Agreement will prevail. Escrow Holder is designated as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

              9.5 Closing Costs and Prorations.

                      9.5.1 Closing Costs. All of the closing costs incurred in connection with the transactions contemplated herein shall be borne by Buyer including, without limitation, the following: the title insurance premium for the Title Policies; all Escrow fees; any endorsements to the Title Policies; all city and county documentary transfer taxes; the cost of any required survey; and all recording costs.

                      9.5.2 Prorations. The adjustments and prorations set forth below with respect to the Partnership Properties shall be made at Close of Escrow. For purposes of this Section 9.5.2, the term "Proration Date" shall be defined as 11:59 p.m. on the day preceding Close of Escrow.

                                 9.5.2.1 Lease Rentals. Except for common area
maintenance charges, taxes and insurance charged to Tenants under the Leases (collectively, "CAM Charges"), which are covered under Section 9.5.2.2 below, all accrued rent (including all accrued operating expense and tax escalations and recoveries), charges and revenues of any kind under the Leases shall be prorated as of the Proration Date based on the actual number of days in the month in which Close of Escrow occurs. Delinquent rent and rent not paid by Close of Escrow shall not be prorated. Buyer shall receive a credit at Close of Escrow for all rents applicable to the period from and after Close of Escrow that are due and payable in the month in which Close of Escrow occurs and that have been collected by Seller. Percentage rent for 1996 which will be calculated and may be paid by Tenants under the Leases after the Closing will be forwarded promptly upon receipt to Seller, prorated in the event the Closing occurs prior to December 31, 1996, without offset. If Buyer, Seller, the Umbrella Partnership or any JV Partnership receives any revenues to which it is not entitled, said party shall promptly forward such amounts to Buyer who shall disburse such amounts to the party entitled thereto; provided, the first rents and other payments collected after the Proration Date from any Tenant shall be applied first to current rents, then to Buyer's cost of collection and then to delinquent rents in inverse chronological order. Seller shall have the right to pursue Tenants for payment of rent delinquent at Closing provided Seller agrees not to bring an action for unlawful detainer or file a petition for involuntary bankruptcy against any Tenant.

                                 9.5.2.2 CAM Charges. Seller will prepare the
1996 year-end reconciliation of CAM Charges and submit invoices therefor to the Tenants requesting payment to Seller. Buyer agrees to include a statement on its rent invoices that statements for 1996 CAM Charges will be sent directly from Seller and that Tenants are to pay such charges directly to Seller. In the event the Closing occurs prior to December 31, 1996, CAM Charges for December 1996 will be prorated as of the Proration Date and only the prorated portion for the period to the Proration Date will be payable to Seller. Any refunds of 1996 CAM Charges will be paid by Seller to the Tenants without offset. If Buyer receives any payments for 1996 CAM Charges, Buyer will promptly forward the same to Seller without offset.

                                 9.5.2.3 Leasing Costs. All amounts payable by
the landlord under the Leases, such as leasing commissions, tenant improvement costs and any other monetary concessions ("Leasing Costs"), shall be allocated as follows: Seller shall pay all Leasing Costs with respect to existing Leases and to New Leases which have not been approved by Buyer under Section 13.2; and, if the Closing occurs, Buyer shall pay any Leasing Costs with respect to renewal, extensions or expansion rights under the Leases and any Leasing Costs with respect to New Leases which have been approved by Buyer under Section 13.2 for space which was unleased at July 31, 1996.

                                 9.5.2.4 Security Deposits. Buyer shall receive
a credit against the Purchase Price equal to all tenant security deposits or any other tenant deposits deposited by the Tenants under their Leases, less any portion thereof previously applied by Seller and acknowledged by Tenants in their estoppels.

                                 9.5.2.5 Real Estate Taxes. All real and
personal property taxes, installments of bonds and special taxes and assessments attributable to the Partnership Properties shall be prorated as of the Proration Date based on a 365-day year and the assessed value of the Partnership Properties in effect at Close of Escrow. Each of the respective JV Partnerships shall pay all such real estate taxes which are due for the period of their ownership of the Partnership Properties through and including the Proration Date.

                                 9.5.2.6 Utilities. Buyer shall arrange with all
utility services and companies serving the Partnership Properties to have accounts started in the name of the Umbrella Partnership or its property manager beginning as of the Closing Date and shall provide deposits, as are required to obtain the release of any Seller deposit therefor. Seller will retain any deposits they have with any utility services or companies. Buyer and Seller shall cooperate to have the utility services and companies make utility readings as of the Proration Date. If readings cannot be made, utility charges shall be prorated as of the Proration Date based on estimates from the latest bills available; provided, in any event, the JV Partnership shall pay, through and including the Proration Date, all utility charges attributable to the Partnership Properties and LVA shall pay, through and including the Proration Date, all utility charges attributable to the LVA Property which are not payable directly by Tenants.

                                 9.5.2.7 Final Adjustment After Closing. If
final prorations cannot be made at Closing for any item being prorated under this Section 9.5.2, or if either party discovers an error in the prorations, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills or information regarding the error are available, with final adjustment to be made as soon as reasonably possible after the Closing Date but no later than one hundred twenty (120) days after the Closing Date at which time all prorations shall be deemed to be final. Payments in connection with any final adjustment shall be due within thirty (30) days after the parties have agreed thereto. The parties shall each have reasonable access to and the right to inspect and audit the other party's books if necessary to confirm the final prorations.

                      9.5.3 Refunds of Real Estate Taxes. Buyer specifically acknowledges that Seller shall be entitled to any refund of real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Partnership Properties or to the LVA Property and allocable to the period prior to Close of Escrow. Any such refunds shall be paid to Seller regardless of when they are received less Buyer's cost of collection and subject to the rights of Tenants to receive all or any portion of such refunds. Buyer shall have the absolute right to retain any such refunds which are attributable to any fiscal tax year after the Closing Date.

                      9.5.4 Additional Costs. Buyer and Seller each shall pay its own legal, lending and other fees and expenses incurred in connection with the negotiation, documentation and closing of the transactions contemplated by this Agreement.

                      9.5.5 Replacement of Bonds, Passbooks, Etc. During the Due Diligence Period, Seller will provide Buyer with a list of any bonds, passbook accounts, or other similar security (collectively, "Security") which has been posted or provided by Seller or the Partnership as required by any governmental entity. Buyer agrees to replace any such Security with its own security at Closing and assist in the release of Seller's Security. If at any time after the Closing Seller becomes aware of any Security which has not been replaced prior to Closing, Seller will notify Buyer and Buyer will provide substitute Security within thirty (30) days after receipt of notice, provided that Buyer shall not be required to replace Security in excess of $10,000 per Security and $20,000 in the aggregate.

              9.6 Delivery of Real Property Documents. Within five (5) days following the Closing or at such later date as may be requested by Buyer, Seller will deliver to Buyer all original estoppels and Sun Life Loans documents (if such loans are assumed), and all documents relating to the Real Property in Seller's possession which have not, as originals, previously been delivered to Buyer.

     10. No Brokerage Commissions. Buyer is a licensed real estate broker acting as a principal in this transaction and claims no right to payment of a commission in connection with the transactions contemplated herein. Except for the Riley Finder Fee which shall be paid by Buyer to Riley and assigned to Seller as provided herein, each party to this Agreement warrants to the other parties that no person or entity can properly claim a right to a real estate commission, finder's fee or other real estate brokerage-type commission based upon the acts of that party with respect to the transactions contemplated with respect to this Agreement. Each party hereby agrees to indemnify, protect and defend the other parties (by counsel acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all damages, liabilities, loss, cost and expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claims for a commission or fee by any person or entity based upon such acts. Seller has advised Buyer of the allegation by Richard S. Dyer and Paul R. Dolan ("Dyer/Dolan") that a commission of $940,000 is due to Dyer/Dolan in connection with a proposed sale of the LVA Property to their client. The foregoing indemnity shall extend to any claim Dyer/Dolan may make against Buyer, provided that the obligation to defend shall be by joint counsel selected by Seller.

     11.      Condemnation/Casualty.

              11.1 Condemnation. If prior to Close of Escrow a taking or condemnation of any portion of any one of the Partnership Properties or the LVA Property has occurred, either party, at its option, may terminate this Agreement within five (5) days after Seller has sent and Buyer has received written notice of such event (and, if necessary, Close of Escrow shall be extended by the number of days necessary to give Buyer this full five (5) day period but not beyond the Outside Closing Date). If Buyer does not deliver to Seller or Seller does not deliver to Buyer a Termination Notice within the five (5) day period, Close of Escrow shall take place as provided in this Section 11.1.1 with a credit against the Purchase Price in an amount equal to any condemnation awards actually received by the respective JV Partnership or LVA on account of such occurrence. If the transaction contemplated by this Agreement is not consummated due to such an event of condemnation, any condemnation award received as a result thereof shall be the sole property of the respective JV Partnership or LVA.

              11.2 Casualty.

                      11.2.1 Material Casualty. If prior to Close of Escrow any of the Partnership Properties or the LVA Property is materially damaged or destroyed by fire or other casualty, Buyer, at its option, may terminate this Agreement within five (5) days after notice of such event (and, if necessary, Close of Escrow shall be extended by the number of days necessary to give Buyer this full five (5) day period but not beyond the Outside Closing Date). For purposes of this Section 11.2.1, a property shall be deemed "materially" damaged or destroyed if the cost of repairing or restoring such property is in excess of ten percent (10%) of the value of such property. If Buyer does not deliver to Seller a Termination Notice within the five (5) day period, Close of Escrow shall take place as provided in this Section 11.2.1 with a credit against the Purchase Price in an amount equal to the cost of repairing or restoring the damaged property plus any lost rents and out-of-pocket costs to be incurred by Buyer, as reasonably determined by Seller; provided, however, in no event shall Buyer be entitled to a credit to the Purchase Price under this Section 11.2.1 in excess of ten percent (10%) of the value of the damaged property; and provided, further, if Seller will be obligated pursuant to the foregoing to pay any such lost rents or out-of-pocket costs to Buyer as a result of the damage, Seller shall have the right to terminate this Agreement and the Escrow.

                      11.2.2 Nonmaterial Casualty. If prior to Close of Escrow any of the Partnership Properties or the LVA Property is damaged or destroyed by fire or other casualty which is not governed by Section 11.2.1, Close of Escrow shall take place as provided in this Agreement with a credit against the Purchase Price equal to the cost of repairing or restoring the damaged property plus any lost rents and out-of-pocket costs to be incurred by Buyer, as reasonably determined by Seller; provided, however, in no event shall Buyer be entitled to a credit to the Purchase Price under this Section 11.2.2 in excess of ten percent (10%) of the value of the damaged property; and provided, further, if Seller will be obligated pursuant to the foregoing to pay any such lost rents or out-of-pocket costs to Buyer as a result of the damage, Seller shall have the right to terminate this Agreement and the Escrow.

              11.3 Value of Properties. For purposes hereof, the value of each of the Partnership Properties and the LVA Property are as follows: Cameron Park Shopping Center - $6,000,000; Ontario Village Plaza - $5,000,000; West Lancaster Plaza - $2,000,000; and the LVA Property - $42,000,000.

     12. Representations and Warranties.

              12.1 Buyer. Buyer represents and warrants to Seller, which representations and warranties shall survive the execution of this Agreement and Close of Escrow, the following:

                      12.1.1 Binding. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

                      12.1.2 Authority. Buyer has the full power and authority to execute and deliver and fully perform its obligations under this Agreement.

                      12.1.3 No Bankruptcy. Buyer has not made (i) a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

              12.2 DSL and Downey. DSL and Downey each represents and warrants to Buyer, which representations and warranties shall survive the execution of this Agreement and Close of Escrow, the following:

                      12.2.1 Binding. This Agreement constitutes a valid and legally binding obligation of DSL and Downey, enforceable in accordance with its terms.

                      12.2.2 Authority. DSL and Downey each have the full power and authority to execute and deliver and fully perform its obligations under this Agreement.

              12.3 DSL. DSL, in its capacity as managing general partner of the JV Partnerships, represents and warrants to Buyer, which representations and warranties shall survive the execution of this Agreement and Close of Escrow for eighteen (18) months following the Close of Escrow, the following:

                      12.3.1 Environmental Matters. To the Actual Knowledge of Seller and except as set forth in the Environmental Reports, (i) no Hazardous Substances are now or have been used, generated, disposed, released, discharged or stored in, under, about or on the Real Property except those Hazardous Substances which are or which have been used or stored on the Real Property in the normal course of use and operation of the Real Property and in compliance with all applicable Environmental Laws, (ii) there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Real Property, and
(iii) no claims have been made by any third party against Seller, the JV Partnerships which own the Partnership Properties, or LVA with respect to the LVA Property, relating to any Hazardous Substances on or within the Real

Property and (iv) there are no underground storage tanks at the Partnership Properties or the LVA Property.

                      12.3.2 Notice of Noncompliance. Seller has received no written notice that the current use and operation of the Partnership Properties or the LVA Property are not in compliance with applicable Environmental Laws, building codes, zoning and land use laws, and other applicable local, state and federal laws and regulations.

                      12.3.3 Use and Operation. Seller has received no written notice of any condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use and operation of the Real Property.

                      12.3.4 Legal Action. To Seller's Actual Knowledge (which for purposes of this representation only shall include the actual knowledge of Scott S. Brooks, Esq. the agent for service of process for DSL), there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted, or planned to be instituted or, except as set forth in EXHIBIT K, any other litigation, actions, suits or proceedings pending or threatened which would affect the use, occupancy or operation of the Real Property for its intended purpose or Seller's ability to perform hereunder or the value of the Real Property, nor has Seller received notice of any pending or threatened special assessment proceedings affecting the Real Property.

                      12.3.5 Leases; Rent Roll. There are and will be no oral or written agreements with respect to any Lease allowing the Tenant any reduction, abatement, concession, allowance or subsidy of rent under its Lease or allowing the payment of any portion of the rent in any form other than in cash except as may be fully noted on the rent roll delivered to Buyer; and no rentals or other payments for periods in excess of one month have been received under any Lease except as reflected on the rent roll. The rent roll for each of the Partnership Properties and the LVA Property delivered to Buyer is true, correct and complete as of the date thereof.

                      12.3.6 Contracts. All of the Contracts are valid and in full force and effect and unmodified, and (i) no party has breached any material condition or provision of any Contract, (ii) no party is in default in any material respect under the terms of any Contract, and (iii) no event has occurred which with the giving of notice or the passage of time, or both, would constitute a material default. As of the Closing, there will be no management, listing or other broker agreement in effect.

                      12.3.7 Other Rights. No person, firm or entity has any right to acquire or lease all or any part of the Real Property or the Partnership Interests, other than the rights of the Tenants under the Leases to lease portions of the Real Property to the terms of such Leases.

                      12.3.8 Due Diligence Materials. The Due Diligence Materials delivered to Buyer in accordance with Section 4.1 are true, complete and correct copies of those documents in Seller's possession.

                      12.3.9 Persons With Actual Knowledge. Seller hereby represents to Buyer (i) that the persons named in the definition of Actual Knowledge are the persons principally involved with the management and operation of the Real Property and most familiar with the Real Property and (ii) that Diane Klein is responsible for the day to day operations of the Real Property.

                      12.3.10 Related Entities. DSL has no subsidiary or affiliated management company with possession of documents which DSL is required to provide, or to provide access to, under the terms of this Agreement.

                      12.3.11 Violation of Laws. To Seller's Actual Knowledge, Seller has not received notice of a violation of any law affecting the Real Property from any governmental entity.

                      12.3.12 Access. Seller has not denied Buyer or its agents and representatives access to documents regarding the Real Property in Seller's possession.

     13. Operation of Real Property.

              13.1 Ordinary Operation. From the date hereof to the Closing Date, DSL shall manage and operate the Partnership Properties and the LVA Property in the ordinary and usual manner in which they have been operated and managed prior to the date hereof by DSL, and make all necessary repairs and replacements consistent with its prior practices. DSL shall not remove any fixtures, equipment or other tangible personal property, if any, from the Real

Property unless prior to the Closing the same are replaced with similar items of at least equal quality and value.

              13.2 Leasing. From and after the date hereof, Seller will deliver to Buyer copies of any new Leases entered into after the date hereof and amendments to or renewals of existing Leases (collectively ("New Leases"). Prior to the end of the Due Diligence Period, Buyer shall have no right to approve or disapprove New Leases. Following the end of the Due Diligence Period, Buyer shall have the right to approve, prior to execution thereof, all New Leases, which approval shall not be unreasonably withheld. Failure to disapprove a New Lease within three (3) business days after delivery shall be deemed approval. If Buyer disapproves a Lease and, notwithstanding, Seller proceeds with the Lease, Buyer shall have the right to terminate this Agreement and the escrow and receive a refund of the Deposit and all interest accrued thereon.

              13.3 New Contracts. Without Buyer's prior written consent, Seller shall not become a party to any new Contracts that are not cancellable as of the Closing.

              13.4 Tax Proceedings. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Real Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

              13.5 Copies of Notices. Promptly upon receipt, Seller shall provide Buyer with copies of (i) any material notices (including notices of default or breach) under a Lease received from any Tenant or sent by Seller after the date of this Agreement, and (ii) any notices and correspondence received from any insurance company or Board of Fire Underwriters, or from any governmental authority with respect to the Real Property.

              13.6 Prohibition on Marketing. From and after the end of the Due Diligence Period, Seller shall withdraw the Real Property from the market and terminate all negotiations for any such sale with any party other than Buyer; provided, however, the foregoing shall not restrict Seller from accepting unsolicited back-up offers.

     14. Liquidated Damages. IF THE TRANSACTION CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE SOLELY TO A DEFAULT BY BUYER IN CLOSING THE TRANSACTION, SELLER MAY IMMEDIATELY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND WITHOUT FURTHER OBLIGATION TO BUYER, AND ESCROW HOLDER SHALL WITHOUT FURTHER INSTRUCTIONS IMMEDIATELY DISBURSE TO SELLER THE DEPOSIT AND ALL INTEREST ACCRUED THEREON. SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE REMEDY. THE PARTIES AGREE THAT SELLER'S ACTUAL DAMAGES AS RESULTED BUYER'S DEFAULT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THE DEPOSIT IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLER WOULD SUFFER AS A RESULT OF SUCH DEFAULT; PROVIDED, HOWEVER, THAT THIS PROVISION WOULD NOT LIMIT BUYER'S INDEMNITY OBLIGATION AND SELLER'S RIGHTS TO THOSE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENT OF THE DEPOSIT OF LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGE TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION BY INITIALING THIS SECTION:


              -----------------     ----------------
              Seller's Initials     Buyer's Initials


     15. Miscellaneous.

              15.1 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of Seller and Buyer.

              15.2 Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written, with respect to the matters set forth herein.


              15.3 Professional Fees and Costs. In the event of the bringing of any action, arbitration or suit by a party hereto against another party or parties hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party or parties arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party or parties all costs and expenses of the action, arbitration or suit, actual attorneys' fees, witness fees and any other professional fees resulting therefrom.

              15.4 Waiver of Trial by Jury. Each of Seller and Buyer hereby waives its rights to a trial by jury as to any matter arising out of or concerning the subject matter of this Agreement.

              15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              15.6 Further Assurances. Seller and Buyer shall promptly perform, execute and deliver or cause to be performed, executed and/or delivered at or after Close of Escrow any and all acts, deeds and assurances as either party or Escrow Holder may reasonably require in order to carry out the intent and purpose of this Agreement.

              15.7 Severability. In case any one or more of the provisions contained in this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

              15.8 Notices. All Notices required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, national overnight courier service or facsimile to the addresses stated above. Notices and other communications shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the posting by the United States Post Office, (iii) if sent by national overnight courier service, one (1) business day after delivery to such courier service, or (iv) if given by facsimile, when sent and receipt is confirmed. Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within twenty-four (24) hours by a letter mailed or delivered in accordance with the foregoing.

              15.9 Counterparts. This Agreement may be executed in one (1) or more counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatory to the same or original counterpart. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile counterparts of the signature pages to be followed with originally executed counterpart signature pages.

              15.10 Time. Time is of the essence of every provision herein contained.

              15.11 Nonwaiver. Unless otherwise expressly provided herein, no waiver by a party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the party waiving the provision. No delay or omission in the exercise of any right or remedy accruing to a party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other term, covenant or condition. All rights or remedies afforded to a party hereunder or by law shall be cumulative and not alternative, and the exercise of one right or remedy shall not bar other rights or remedies allowed herein or by law.

              15.12 Captions. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

              15.13 Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

              15.14 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

              15.15 Confidentiality. Prior to the Close of Escrow or if the Close of Escrow does not occur, Buyer and Seller agree to keep confidential, and not publicly disclose, the existence and/or terms of this Agreement and the transaction contemplated hereby or the results, contents or analysis of the Buyer Inspections of the Real Property; provided, however, that both Seller and Buyer may disclose the existence and terms of this Agreement and the Buyer Inspections to: (i) Buyer's and Seller's respective consultants, agents, architects, independent contractors, attorneys or surveyors associated with the purchase and sale of the Partnership Interests, (ii) any third party to whom the non-disclosing party to this Agreement has given its prior written consent for such a disclosure, which consent shall not be unreasonably withheld or delayed, (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Real Property with applicable legal requirements, (iv) governmental or regulatory authorities pursuant to applicable disclosure requirements, or (v) with respect to the existence and/or terms of this Agreement and the transaction contemplated hereby, shareholders and prospective shareholders if the party desiring to make the disclosure believes in its reasonable judgement that such disclosure is necessary or prudent and such party gives notice to the other party prior to disclosure so that the parties can coordinate, if deemed necessary or prudent, on the timing of any such disclosure. However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval of Seller unless required by law. The provisions of this
Section 15.15 shall survive the termination of this Agreement other than by Close of Escrow. After the Closing, Buyer agrees not to use the name of Seller in any published materials without Seller's prior written consent which shall not be unreasonably withheld or delayed.

















                            (Signature Page Follows)

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts as of the date first above written.


                                            SELLER:

                                            DSL Service Company, a California
                                            corporation


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________



                                            DOWNEY SAVINGS AND LOAN
                                            ASSOCIATION, F.A.


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________





                           (Signature Page Continues)

                                            BUYER:

                                            Burnham Pacific Properties, Inc.
                                            a California corporation



                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________